SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release this morning announcing its financial results for the quarter ended June 30, 2012, a copy of which is attached hereto as Exhibit 99.1. The Company is holding a conference call to discuss these results beginning at 9:00 a.m. Central Time this morning. The call will be webcast live and may be heard by accessing the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 94048819.

On the call, management of the Company is expected to discuss certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of such non-GAAP measures and reconciliations of such measures to their most comparable GAAP measures in the footnote and schedules to the press release.

In addition to the non-GAAP measures contained and reconciled in the press release, management is also expected to discuss adjusted operating expenses, adjusted operating expenses as a percent of revenues, adjusted SG&A expenses, and adjusted SG&A expenses as a percent of revenues. Management believes these non-GAAP measures provide investors with information to better enable them to evaluate the Company’s performance by excluding items that management believes are not representative of our performance or indicative of our results of operations. The reconciliation of these additional non-GAAP measures to the most directly comparable GAAP measures are shown below.

Reconciliation of Certain Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

Adjusted Operating Expenses and Adjusted Operating	Quarters Ended June 30,
Expenses as a Percent of Revenues	2012	2011
As reported:
Operating revenues	$3,459	$3,347
Operating expenses	$2,260	$2,140

Adjustment to operating expenses
Partial withdrawal from multiemployer pension plan	$(10)	$—

As adjusted operating expenses (a)	$2,250	$2,140

Adjusted operating expenses as a percent of revenues	65.0%	63.9%

(a)	Adjusted operating expenses increased $110 million as compared with the second quarter of 2011.

Adjusted SG&A Expenses and Adjusted SG&A Expenses as	Quarters Ended June 30,
a Percent of Revenues	2012	2011
As reported:
Operating revenues	$3,459	$3,347
SG&A expenses	$374	$382

Adjustment to SG&A expenses
Oakleaf related integration costs	$(2)	$—

As adjusted SG&A expenses (b)	$372	$382

Adjusted SG&A expenses as a percent of revenues(c)	10.8%	11.4%

(b)	Adjusted SG&A expenses improved $10 million as compared with the second quarter of 2011.
(c)	Adjusted SG&A expenses as a percent of revenues improved 60 basis points as compared with the second quarter of 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, the Company announced its plans to restructure its operations. A voluntary separation program was offered to many in management. Mr. Greg A. Robertson, Vice President and Chief Accounting Officer for the Company, and Mr. Duane C. Woods, Senior Vice President – Western Group for the Company and a named executive officer in the Company’s most recent proxy statement, indicated their willingness to participate in the voluntary separation program, and on July 23, 2012, the Company agreed to accept Messrs. Robertson and Woods into the separation program.

Mr. Robertson will be succeeded by Mr. Don P. Carpenter as Vice President and Chief Accounting Officer. Mr. Robertson is expected to remain with the Company into its fourth quarter in order to facilitate an orderly transition to Mr. Carpenter. Mr. Carpenter, age 52, joined Waste Management in 2000 as Senior Director- Federal and International Taxes. In May 2002, he was promoted to Vice President, Tax. Prior to joining Waste Management, he was employed for 18 years at Tenneco, Inc., where he held the position of Vice President of Tax upon his departure. Mr. Carpenter earned a Bachelor of Business Administration degree in accounting from Baylor University, and he earned a Master of Science degree in accountancy from the University of Houston. Mr. Carpenter is a certified public accountant.

Mr. Woods is also expected to remain with the Company for several months to facilitate an orderly transition of his responsibilities. Pursuant to the voluntary separation program, Mr. Woods’ departure from the Company will entitle him to the payments, compensation and benefits set forth in Section 6(e) of his employment agreement dated October 20, 2004, as amended, and previously filed as Exhibit 10.2 to the Company’s Form 8-K filed October 26, 2004. In addition, the voluntary separation program provides that Mr. Woods’ performance share units (“PSUs”) granted in 2012 under the Company’s long term incentive plan will continue to vest to provide him the benefit of a full year of vesting of such award. As a result, one-third of the PSUs granted to Mr. Woods on March 9, 2012 will vest, with any payout on these PSUs dependant on actual performance at the end of the three-year performance period. All other outstanding PSUs held by Mr. Woods will be prorated to the date of Mr. Woods’ departure, with any payout on such PSUs dependant on actual performance at the end of the applicable performance period. Because Mr. Woods is retirement eligible under the stock option awards, all outstanding stock options held by Mr. Woods will continue to vest and be exercisable in accordance with the retirement provisions of those awards.

Also in connection with the Company’s restructuring plans, Mr. James E. Trevathan was appointed Executive Vice President and Chief Operating Officer, effective July 24, 2012. Mr. Trevathan, age 59, joined Waste Management over 32 years ago. Mr. Trevathan was promoted to Executive Vice President – Growth, Innovation and Field Support in July 2011. Prior to that promotion, Mr. Trevathan held the positions of Senior Vice President – Southern Group from July 2007 to June 201l and Senior Vice President – Eastern Group from July 2004 to June 2007. During his career at Waste Management, Mr. Trevathan has also served as Senior Vice President Sales & Marketing, Vice President of Sales and Marketing for the Southern Group, General Manager for Environmental Remediation and Region Vice President—Industrial Services. Mr. Trevathan is a graduate of the University of Houston and holds Bachelor of Science degrees in biology and chemistry.

Further in connection with the Company’s restructuring plans, Mr. Jeff M. Harris, Senior Vice President – Midwest Group for the Company and a named executive officer in the Company’s most recent proxy statement, was appointed Senior Vice President – Field Operations, effective July 24, 2012.

The Company anticipates that it will amend its current employment agreements with Messrs. Trevathan, Harris and Carpenter to reflect their respective promotions. The terms of such amendments and the modified compensation to be provided to Messrs. Trevathan, Harris and Carpenter in connection with their promotions are not currently available. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will file an amendment to this Form 8-K as necessary.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2012, the Board of Directors of the Company adopted certain amendments to the Company’s Amended and Restated By-laws. The purpose of the amendments was to separate the responsibilities of the President and the Chief Operating Officer of the Company. Section 6.9 previously provided that the Chief Operating Officer would be the President of the Company and would manage the day-to-day affairs of the Company. In the Amended and Restated By-laws adopted on July 24, 2012, the Company has added a description of the Chief Operating Officer role to Section 6.11 dealing with Vice Presidents, so that a Vice President could also be appointed Chief Operating Officer.

The above description of the amendments is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated By-laws, as further amended, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2:	Amended and Restated By-laws as of July 24, 2012

Exhibit 99.1:	Press Release dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 26, 2012	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
3.2	Amended and Restated By-laws as of July 24, 2012

99.1	Press Release dated July 26, 2012